                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): October 23, 1998

                                  PALEX, INC.
            (Exact name of registrant as specified in its charter)

                       Commission file number: 000-22237

               Delaware                                    76-0520673
     (State or other jurisdiction                        I.R.S. Employer
   of incorporation or organization)                   Identification No.)

                        1360 Post Oak Blvd., Suite 800
                              Houston, Texas77056
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (713) 350-6030

ITEM 5.   OTHER EVENTS

         1. From the beginning of fiscal 1998 through October 23, 1998, the Company, in individual transactions at various times during such period, acquired 12 companies, all of which are herein collectively referred to as the "Acquired Businesses," and none of which individually constitutes a "significant subsidiary" within the meaning of the Regulation S-X. The Acquired Businesses include American Pallet Recyclers, Inc. ("APR"), Capital Pallet, Incorporated, Pallet Outlet Company, Inc. ("Pallet Outlet"), Southern Pallets, Inc. ("Southern"), Shipshewana Pallet Co., Inc., Gilbert Lumber Inc., Valley Pallets, Inc., Duckert Pallet Co., Inc., Continental Associated Investments ("Continental"), Isaacson Lumber Company, McCook Drum & Barrel Co., Inc., and Charlotte Steel Drum Corporation. The acquisitions of APR, Pallet Outlet, Southern and Continental were asset purchases and the remaining Acquired Businesses were structured as stock purchases. All of these acquisitions were accounted for as purchases for accounting purposes. Two of the 12 companies are engaged in the reconditioning of industrial steel containers.

            Immediately prior to the acquisitions, all of the issued and outstanding shares of capital stock of the Acquired Businesses were owned by the individual stockholders of the Acquired Businesses. The Company is unaware of any pre-existing material relationships between such stockholders and the Company or any of the Company's affiliates, directors or officers or any associate of such directors or officers.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     a.   Financial Statements of businesses acquired.

     The following Financial Statements of Pallet Outlet Company, Inc. as of December 31, 1997 are attached hereto and made a part hereof:

          (i)    Report of Independent Certified Public Accountants
          (ii)   Balance Sheet
          (iii)  Statement of Operations
          (iv)   Statement of Changes in Stockholders' Equity
          (v)    Statement of Cash Flows
          (vi)   Notes to Financial Statements

     The following Financial Statements of Valley Pallets, Inc. and Affiliates as of December 31, 1997 are attached hereto and made a part hereof:

          (i)    Report of Independent Certified Public Accountants
          (ii)   Combined Balance Sheet
          (iii)  Combined Statement of Operations
          (iv)   Combined Statement of Changes in Stockholders' Equity
          (v)    Combined Statement of Cash Flows
          (vi)   Notes to Combined Financial Statements

     The following Financial Statements of Shipshewana Pallet Co., Inc. as of October 31, 1997 are attached hereto and made a part hereof:

          (i)    Report of Independent Certified Public Accountants
          (ii)   Balance Sheet
          (iii)  Statement of Operations
          (iv)   Statement of Changes in Stockholders' Equity
          (v)    Statement of Cash Flows
          (vi)   Notes to Financial Statements

     The following Financial Statements of Isaacson Lumber Company as of December 31, 1997 are attached hereto and made a part hereof:

          (i)    Report of Independent Certified Public Accountants
          (ii)   Balance Sheet
          (iii)  Statement of Operations
          (iv)   Statement of Changes in Stockholders' Equity
          (v)    Statement of Cash Flows
          (vi)   Notes to Financial Statements

     The following Financial Statements of Charlotte Steel Drum Corporation as of August 31, 1998 are attached hereto and made a part hereof:

          (i)    Independent Auditor's Report
          (ii)   Balance Sheets
          (iii)  Statement of Income and Retained Earnings
          (iv)   Statement of Cash Flows
          (v)    Notes to Financial Statement

     b.   Pro forma financial information

The following Unaudited Pro Forma Consolidated Financial Statements are attached hereto and made a part hereof:

          (i)    Basis of Presentation
          (ii) Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 28, 1997
          (iii) Unaudited Pro Forma Consolidated Statement of Income for the Nine Months Ended September 27, 1998
          (iv)   Notes to Unaudited Pro Forma Consolidated Financial Statements

     c.   Exhibits

          Exhibit No.

          23.1   Consent of Arthur Andersen LLP
          23.2   Consent of McLean, Koehler, Sparks & Hammond

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                          Page
Historical Financial Statements

Pallet Outlet Company, Inc.
           Report of Independent Certified Public Accountants                                            2
           Balance Sheet                                                                                 3
           Statement of Operations                                                                       4
           Statement of Changes in Stockholders' Equity                                                  5
           Statement of Cash Flows                                                                       6
           Notes to Financial Statements                                                                 7-10

Valley Pallets, Inc. and Affiliates
           Report of Independent Certified Public Accountants                                            12
           Combined Balance Sheet                                                                        13
           Combined Statement of Operations                                                              14
           Combined Statement of Stockholders' and Members' Equity                                       15
           Combined Statement of Cash Flows                                                              16
           Notes to Combined Financial Statements                                                        17-23

Shipshewana Pallet Co., Inc.
           Report of Independent Certified Public Accountants                                            25
           Balance Sheet                                                                                 26
           Statement of Operations                                                                       27
           Statement of Changes in Stockholders' Equity                                                  28
           Statement of Cash Flows                                                                       29
           Notes to Financial Statements                                                                 30-33


Isaacson Lumber Company
           Report of Independent Certified Public Accountants                                            35
           Balance Sheet                                                                                 36
           Statement of Operations                                                                       37
           Statement of Changes in Stockholders' Equity                                                  38
           Statement of Cash Flows                                                                       39
           Notes to Financial Statements                                                                 40-43

Charlotte Steel Drum Corporation
           Independent Auditor's Report                                                                  45
           Balance Sheets                                                                                46
           Statement of Income and Retained Earnings                                                     47
           Statement of Cash Flows                                                                       48
           Notes to Financial Statement                                                                  49-51


Unaudited Pro Forma Consolidated Financial Statements
       Basis of Presentation..............................................................................  52
       Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 28, 1997..........  53
       Unaudited Pro Forma Consolidated Statement of Income for the Six Months Ended September 27, 1998 ..  54
       Notes to Unaudited Pro Forma Consolidated Financial Statements.....................................  55

Consents of Independent Certified Public Accountants                                                        56-57

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALEX, INC.

Date: December 11, 1998                   By: /s/ EDWARD RHYNE
      ------------                            --------------------------------
                                              Edward Rhyne
                                              Vice President and General Counsel

                    PALLET OUTLET COMPANY, INC.

                    FINANCIAL STATEMENTS
                    AS OF DECEMBER 31, 1997
                    TOGETHER WITH AUDITORS' REPORT

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To Pallet Outlet Company, Inc.:

We have audited the accompanying balance sheet of Pallet Outlet Company, Inc. (a Pennsylvania corporation) (The Company), as of December 31, 1997, and the related statement of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pallet Outlet Company, Inc., as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP


Houston, Texas
July 31, 1998

                          PALLET OUTLET COMPANY, INC.
                          ---------------------------

                       BALANCE SHEET--DECEMBER 31, 1997
                       --------------------------------

                       (In Thousands, Except Share Data)


                                         ASSETS
                                         ------

CURRENT ASSETS:
   Cash and cash equivalents                                                              $  809
   Accounts receivable, net                                                                  719
   Inventories                                                                               114
                                                                                          ------

               Total current assets                                                        1,642

PROPERTY, PLANT AND EQUIPMENT, net                                                         1,050
                                                                                          ------

               Total assets                                                               $2,692
                                                                                          ======

                           LIABILITIES AND STOCKHOLDERS' EQUITY
                           ------------------------------------

CURRENT LIABILITIES:
   Current maturities of long-term debt                                                   $   14
   Accounts payable                                                                           77
   Accrued expenses                                                                           73
   Obligations under capital lease                                                           100
                                                                                          ------

               Total current liabilities                                                     264

LONG-TERM DEBT, net of current maturities                                                    384
                                                                                          ------

               Total liabilities                                                             648
                                                                                          ------

STOCKHOLDERS' EQUITY:
   Common stock, no par value; 100,000 shares authorized, 10,000 outstanding                  10
   Retained earnings                                                                       2,034
                                                                                          ------

               Total stockholders' equity                                                  2,044
                                                                                          ------

               Total liabilities and stockholders' equity                                 $2,692
                                                                                          ======


  The accompanying notes are an integral part of these financial statements.

                          PALLET OUTLET COMPANY, INC.
                          ---------------------------

                            STATEMENT OF OPERATIONS
                            -----------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     ------------------------------------

                                (In Thousands)

REVENUES                                                         $6,412

COST OF GOODS SOLD                                                3,206
                                                                 ------
               Gross profit                                       3,206

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      1,624
                                                                 ------

               Income from operations                             1,582

INTEREST EXPENSE                                                     42

OTHER EXPENSE, net                                                    8
                                                                 ------

NET INCOME                                                       $1,532
                                                                 ======


  The accompanying notes are an integral part of these financial statements.

                          PALLET OUTLET COMPANY, INC.
                          ---------------------------


                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 --------------------------------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     ------------------------------------

                    (In Thousands, Except Number of Shares)

                                                             Common Stock         Retained
                                                            ------------------
                                                             Shares   Amount      Earnings      Total
                                                            -------   ------      --------      -----
BALANCE, December 31, 1996                                   10,000       $ 10      $ 1,017     $ 1,027
   Dividends                                                    -           -          (515)       (515)
   Net Income                                                   -           -         1,532       1,532
                                                             ------       ----      -------     -------

BALANCE, December 31, 1997                                   10,000       $ 10      $ 2,034     $ 2,044
                                                             ======       ====      =======     =======

  The accompanying notes are an integral part of these financial statements.

                          PALLET OUTLET COMPANY, INC.
                          ---------------------------

                            STATEMENT OF CASH FLOWS
                            -----------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     ------------------------------------

                                (In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                                       $ 1,532
   Adjustments to reconcile net income to net cash provided by operating activities-
     Depreciation                                                                                       187
     Changes in assets and liabilities-
       Accounts receivable                                                                             (305)
       Accounts payable                                                                                 (72)
       Accrued expenses                                                                                   4
                                                                                                    -------
                               Net cash provided by operating activities                              1,346
                                                                                                    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment                                                           (451)
                                                                                                    -------
                               Net cash used in investing activities                                   (451)
                                                                                                    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on long-term debt                                                                          (134)
   Dividends paid                                                                                      (515)
   Proceeds from long-term debt                                                                         171
                                                                                                    -------
                               Net cash used in financing activities                                   (478)
                                                                                                    -------
INCREASE IN CASH AND CASH EQUIVALENTS                                                                   417

CASH AND CASH EQUIVALENTS, beginning of year                                                            392
                                                                                                    -------
CASH AND CASH EQUIVALENTS, end of year                                                              $   809
                                                                                                    =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                                           $    35

  The accompanying notes are an integral part of these financial statements.

                          PALLET OUTLET COMPANY, INC.
                          ---------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                (In Thousands, Except Share and Per Share Data)

1.   BUSINESS AND ORGANIZATION:
     --------------------------

Pallet Outlet Company, Inc. (the Company), a Pennsylvania corporation, is in the business of manufacturing and repairing wooden pallets.

On February 23, 1998, the Company merged with PalEx through the exchange of all of the outstanding common stock of the Company for shares of PalEx common stock.

2.   SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES:
     -------------------

A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Cash Equivalents
----------------

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Inventories
-----------

Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out basis. The cost of finished goods inventory includes direct materials, direct labor and factory overhead.

Property, Plant and Equipment
-----------------------------

Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes.

Expenditures for maintenance and repairs are charged to operating expenses as incurred. Additions and major replacements or betterments that increase capacity or extend useful lives are added to the cost of the asset. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective amounts and the resulting gain or loss is included in other income (expense), net.

Income Taxes
------------

The Company elected to have its income taxed under the provisions of Subchapter S of the Internal Revenue Code. All income or loss is reported through the stockholders' personal tax returns. The tax returns and the amount of taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income or loss, the tax liabilities of the stockholders could be changed accordingly.

Revenue Recognition
-------------------

The Company recognizes revenue upon delivery of the product to the customer.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews all significant estimates affecting its financial statements on a recurring basis and records the effect of any necessary adjustments prior to their publication. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements.

Concentrations of Risk, Customers
---------------------------------

The Company sells to customers with local, regional and national operations located primarily in the Northeast in many different industries. No customer constitutes more than 10 percent of total sales for the year.

3.   PROPERTY, PLANT AND EQUIPMENT:
     ------------------------------

Property, plant and equipment as of December 31, 1997, consist of the following:

                                                     Estimated
                                                        Useful
                                                        Lives
                                                      in Years
                                                      --------
          Machinery and delivery equipment                 10       $ 1,310
          Leasehold improvements                           39            89
          Furniture and fixtures                           10            50
          Leased property under capital leases              3           224
                                                                    -------
                                                                      1,673
          Less- Accumulated depreciation                                623
                                                                    -------
                                                                    $ 1,050
                                                                    =======

4.   DETAIL OF CERTAIN
     BALANCE SHEET ACCOUNTS:
     -----------------------

Inventory as of December 31, 1997, consists of the following:

          Repaired pallets                                           $  28
          Unrepaired pallets                                             5
          Manufactured pallets                                          23
          Nails                                                         40
          Saw blades                                                     3
          New lumber                                                    15
                                                                    ------

                                        Total                        $ 114
                                                                     =====

Accrued expenses as of December 31, 1997, consist of the following:

                    Accrued wages                        $ 56
                    Accrued payroll taxes                   8
                    Accrued state taxes                     4
                    Sales tax payable                       5
                                                         ----

                                                         $ 73
                                                         ====

5.   DEBT:
     -----

Long-debt consists of the following:

Notes payable in monthly installments ranging from to $.5 to $1.3 at interest rates ranging from 7.5% to 9.0%, unsecured. Maturity dates range from September 1998 to November

  2002                                                                                        $  398
                                                                                              ------
Less- Current maturities                                                                          14
                                                                                              ------

                                                Long-term debt                                $  384
                                                                                              ======

Maturity of long-term debt in the years subsequent to 1997 are as follows:

                    Year ending December 31-
                       1998                              $  14
                       1999                                 30
                       2000                                157
                       2001                                 39
                       2002                                158
                                                         -----

                                         Total           $ 398
                                                         =====

6.   COMMITMENTS AND CONTINGENCIES:
     ------------------------------

Litigation
----------

The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

Insurance
---------

The Company carries a broad range of insurance coverage, including general and business auto liability, workers' compensation, commercial property and a general umbrella policy. The Company has not incurred significant claims or losses during the periods presented in the accompanying financial statements. There are no other known claims.

Operating Lease Agreements
--------------------------

The Company leases buildings and forklifts under the terms of operating leases. Net aggregate future lease payments under these operating leases totaled $431 at December 31, 1997, payable as follows:

                         1998                     $ 174
                         1999                       154
                         2000                       103
                                                  -----

                                                  $ 431
                                                  =====

Rent expense for the year ended December 31, 1997, was approximately $186.

7.   EMPLOYEE RETIREMENT PLANS:
     --------------------------

The Company has a defined 401(k) contribution profit-sharing plan. The plan provides for the Company to match 25 percent of the percentage contributed by each employee not to exceed 15 percent of the employee's compensation. Total matching contributions by the Company under the plan were approximately $7 for the year ended December 31, 1997.

8.   RELATED-PARTY TRANSACTIONS:
     ---------------------------

The Company leases certain facilities from its stockholders for a nominal amount.

VALLEY PALLETS, INC. AND AFFILIATES

COMBINED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1997
TOGETHER WITH AUDITORS' REPORT

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Valley Pallets, Inc. and Affiliates:

     We have audited the accompanying combined balance sheet of Valley Pallets, Inc. (a Georgia corporation) and its affiliated companies identified in Note 1 (collectively, "the Companies") as of December 31, 1997, and the related combined statements of operations, stockholders' and members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valley Pallets, Inc. and its affiliated companies as of December 31, 1997, and the results of their operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP


Tampa, Florida,
     August 7, 1998

                     VALLEY PALLETS, INC., AND AFFILIATES
                            COMBINED BALANCE SHEET

                                                                                                      December 31,      March 31,
                                              ASSETS                                                      1997            1998
                                                                                                                       (unaudited)
                                                                                                      ------------     -----------
CURRENT ASSETS:
     Accounts receivable....................................................................          $  1,907,790    $  2,893,674
     Related-party receivables..............................................................               870,260         724,355
     Inventories............................................................................             1,594,985       1,441,567
     Prepaids and other current assets......................................................                70,952               -
                                                                                                      ------------    ------------
                      Total current assets..................................................             4,443,987       5,059,596

PROPERTY, PLANT AND EQUIPMENT, net..........................................................             1,650,081       1,720,706
                                                                                                      ------------    ------------
                      Total assets..........................................................          $  6,094,068    $  6,780,302
                                                                                                      ============    ============

                        LIABILITIES AND STOCKHOLDERS' AND MEMBERS' EQUITY

CURRENT LIABILITIES:
     Bank overdraft.........................................................................          $     48,269    $    106,644
     Accounts payable.......................................................................             1,090,965       1,240,036
     Accrued expenses.......................................................................               392,533         916,869
     Current maturities of long-term debt...................................................             2,079,146       2,195,434
     Related party debt.....................................................................               978,963         490,689
     Current portion of capital lease obligations...........................................                93,283          93,283
                                                                                                      ------------    ------------
                      Total current liabilities.............................................             4,683,159       5,042,955


DEFERRED INCOME TAXES.......................................................................                 5,084           5,084

LONG-TERM DEBT, less current maturities.....................................................               431,534         516,267

CAPITAL LEASE OBLIGATIONS, less current portion.............................................               217,624         200,624
                                                                                                      ------------    ------------
                      Total liabilities.....................................................             5,337,401       5,764,930
                                                                                                      ------------    ------------

COMMITMENTS AND CONTINGENCIES...............................................................

STOCKHOLDERS' AND MEMBERS' EQUITY:
     Common stock...........................................................................               519,250         519,250
     Members' equity........................................................................               449,973         449,973
     Additional paid-in capital.............................................................                62,041          62,041
     Accumulated deficit....................................................................               (94,597)        164,108
     Less- Treasury stock, at cost..........................................................              (180,000)       (180,000)
                                                                                                      ------------    ------------
                      Total stockholders' and members' equity...............................               756,667       1,015,372
                                                                                                      ------------    ------------
                      Total liabilities and stockholders' and members' equity...............          $  6,094,068    $  6,780,302
                                                                                                      ============    ============

  The accompanying notes are an integral part of this combined balance sheet.

                      VALLEY PALLETS, INC. AND AFFILIATES
                       COMBINED STATEMENT OF OPERATIONS


                                                                     Year Ended     Three Months Ended
                                                                     December 31,     March 31, 1998
                                                                        1997           (unaudited)
                                                                     -----------    -------------------

REVENUES                                                             $14,837,429     $ 6,341,546

COST OF GOODS SOLD                                                    13,624,517       4,515,779
                                                                     ---------------------------
                      Gross profit                                     1,212,912       1,825,767

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                           1,451,966       1,319,196
                                                                     ---------------------------
                      Loss from operations                              (239,054)        506,571

INTEREST EXPENSE, net                                                   (235,394)        (75,397)
                                                                     ---------------------------
                      Loss before income taxes                          (474,448)        431,174

PROVISION FOR INCOME TAXES                                               (13,797)       (172,469)
                                                                     ---------------------------

NET (LOSS) INCOME                                                    $  (488,245)    $   258,705
                                                                     ===========================

    The accompanying notes are an integral part of this combined statement.

VALLEY PALLETS, INC. AND AFFILIATES
COMBINED STATEMENT OF STOCKHOLDERS' AND MEMBERS' EQUITY

                                                                             Common Stock
                                                                     ---------------------------
                                                                     Shares Issued                               Additional
                                                                          and                       Members'    Paid-in Capital
                                                                                                                ---------------
                                                                      Outstanding       Amount       Equity
                                                                      -------------  -----------    --------
BALANCE, December 31, 1996.........................................     412,500      $  518,500     $  3,668    $     59,629

     Issuance of Valley Crating and Packaging, Inc. Common Stock            750             750            -           2,412

     Issuance of Valley Wood Holdings LLC members' equity..........           -               -      443,185               -

     Dividends.....................................................           -               -            -               -

     Distributions to stockholders.................................           -               -            -               -

     Net income (loss).............................................           -               -        3,120               -
                                                                      ---------      ----------     --------    ------------
BALANCE, December 31, 1997.........................................     413,250      $  519,250     $449,973    $     62,041
                                                                      =========      ==========     ========    ============

                                                                            Retained
                                                                            Earnings
                                                                          (Accumulated       Treasury
                                                                            Deficit)          Stock               Total
                                                                           -----------       --------            -------
BALANCE, December 31, 1996.........................................       $ 949,059         $  (180,000)       $ 1,350,856

     Issuance of Valley Crating and Packaging, Inc. Common Stock                  -                   -              3,162

     Issuance of Valley Wood Holdings LLC members' equity..........               -                   -            443,185

     Dividends.....................................................        (109,106)                  -           (109,106)

     Distributions to stockholders.................................        (443,185)                  -           (443,185)

     Net income (loss).............................................        (491,365)                  -           (488,245)
                                                                          ---------         -----------        -----------
BALANCE, December 31, 1997.........................................       $ (94,597)        $  (180,000)       $   756,667
                                                                          =========         ===========        ===========

    The accompanying notes are an integral part of this combined statement.

                      VALLEY PALLETS, INC. AND AFFILIATES
                       COMBINED STATEMENT OF CASH FLOWS

                                                                                   Year Ended   Three Months Ended
                                                                                   December 31,   March 31, 1998
                                                                                       1997         (unaudited)
                                                                                   ------------ ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net (loss) income..........................................................  $  (488,245)     $  258,705
     Adjustments to reconcile net loss to net cash used in
         operating activities-
              Depreciation......................................................      238,868          59,288
              Loss from sale of property, plant and equipment...................        6,011               -
              Deferred income taxes.............................................        5,084               -
              Changes in assets and liabilities-
                  Accounts receivable...........................................     (101,502)       (839,979)
                  Inventories...................................................     (968,314)        153,418
                  Prepaids and other current assets.............................       38,585          70,952
                  Bank overdraft................................................       48,269          58,375
                  Accounts payable..............................................      538,934         149,071
                  Accrued expenses..............................................      173,683         524,336
                                                                                    ---------        --------
                      Net cash (used in) provided by operating activities.......     (508,627)        434,166
                                                                                    ---------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property, plant and equipment.................................     (501,409)       (129,913)
                                                                                    ---------        --------
                      Net cash used in investing activities.....................     (501,409)       (129,913)
                                                                                    ---------        --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings under secured notes.........................................       26,386         111,284
     Net borrowings under lines of credit.......................................      855,402         140,228
     Net borrowings from (payments to) related parties..........................       83,410        (538,765)
     Principal payments for capital lease obligations...........................      (67,795)        (17,000)
     Proceeds from issuance of common stock.....................................       50,486               -
     Dividends paid.............................................................     (109,106)              -
                                                                                    ---------        --------
                      Net cash provided by (used in) financing activities.......      838,783        (304,253)
                                                                                    ---------        --------

NET DECREASE IN CASH............................................................     (171,253)              -

CASH, beginning of period.......................................................      171,253               -
                                                                                    ---------        --------
CASH, end of period.............................................................  $         -               -
                                                                                    =========        ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for-
              Interest..........................................................  $   239,145      $   75,397
              Income taxes......................................................  $   144,722      $       --

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:
     Acquisition of property and equipment under capital lease..................  $   226,062      $       --
     Assumption of net liability in connection with issuance of
         Valley Crating & Packaging, Inc. common stock..........................  $    47,324      $       --


    The accompanying notes are an integral part of this combined statement.

                      VALLEY PALLETS, INC. AND AFFILIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION AND BASIS OF PRESENTATION:

         The accompanying combined financial statements include the accounts of Valley Pallets, Inc. ("VP"), a Georgia corporation, Valley Crating & Packaging, Inc. ("VCP"), a Georgia corporation, Valley Wood Products, Inc. ("VWP"), a North Carolina corporation, and Valley Wood Holdings LLC ("VWH"), a North Carolina limited liability corporation (collectively, "the Companies"). The Companies are under common management and are presented herein on a combined basis. The Companies are engaged in the manufacturing of wooden pallets and crating products, and resale of packaging products from their production and warehouse facilities in Georgia, Ohio, Mississippi, North Carolina and Tennessee. The Companies' products are marketed and sold primarily to manufacturers with production facilities in those states. Intercompany transactions and account balances among the Companies have been eliminated.

         In June 1998, the Companies and its stockholders entered into a merger agreement with PalEx, Inc. ("PalEx") pursuant to which all of the Companies' outstanding shares of capital stock and ownership interests were exchanged for cash and shares of PalEx common stock (see Note 8).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         A summary of significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows.

Inventories

         Inventories are valued at the lower of cost or market, with cost determined on the first-in, first-out basis. The cost of finished goods inventory includes direct materials, direct labor and factory overhead to manufacture wooden crates and pallets. Finished goods also include packaging material and products.

Property, Plant and Equipment

         Owned property, plant and equipment is stated at cost, net of accumulated depreciation. Fixed assets acquired under capital leases are stated at the present value of future minimum lease payments, net of accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Approximately 25 percent and 75 percent of the Companies' depreciable fixed assets are depreciated using straight-line method and accelerated methods, respectively.

         Machinery and equipment of $260,052 and trucks and autos of $148,712 represent gross fixed assets under capital leases. These amounts are included net of depreciation of $94,851 in property, plant and equipment at December 31, 1997.

         Expenditures for maintenance and repairs are charged to operating expenses as incurred. Additions and major replacements or betterments that increase capacity or extend useful lives are added to the cost of the asset. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain (or loss) is included in other income (or operating expense), net.

Income Taxes

         VP accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes resulted due to differences in recording depreciation for financial reporting and income tax purposes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes in the accompanying combined financial statements primarily represents taxes payable for the year. The change during the year in deferred tax assets and liabilities was immaterial. The effective tax rate approximates the federal and state statutory rates.

         VCP and VWP, with the consent of their stockholders, elected to be taxed as Subchapter S corporations under sections of the federal and state income tax laws which provide that, in lieu of corporate income taxes, the stockholders separately account for items of income, deductions, losses and credits on their individual income tax returns. Therefore, the accompanying combined financial statements do not include a provision for income taxes (credits) for VCP and VWP. As long as the Subchapter S corporation elections remain in effect, these companies may, from time to time, pay dividends to their stockholders sufficient to enable the stockholders to pay the taxes due on their share of these companies' items of income, deductions, losses and credits which have been allocated to them for reporting on their individual income tax returns. The tax returns and the income distributed to the shareholders are subject to examination by federal and state taxing authorities. If such examination results in changes to distributable income or loss, the tax liability of the shareholders would be changed accordingly.

         VWH has elected to be taxed under the partnership provisions of the Internal Revenue Code. Under those provisions, the members are liable for individual federal income taxes on their respective share of VWH's taxable income. Consequently, no provision or liability for federal income taxes has been provided for in the accompanying combined financial statements. The tax returns and the partnership income distributed to the partners are subject to examination by federal and state taxing authorities. If such examination results in changes to distributable partnership income or loss, the tax liability of the partners would be changed accordingly.

Revenue Recognition

         The Companies recognize revenue upon shipment of the product to the customer.

Use of Estimates

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RELATED-PARTY RECEIVABLES:

     Related-party receivables consist of unsecured notes receivable from shareholders of VCP, which are payable on demand and bear interest at 10 percent.

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Inventories consisted of the following:

                                                                   December 31,
                                                                       1997
                                                                   ------------
            Raw materials........................................   $  704,277
            Work in process......................................      152,378
            Finished goods.......................................      738,330
                                                                    ----------
                                                                    $1,594,985
                                                                    ==========

     Property, plant and equipment consisted of the following:

                                                                             Estimated
                                                                               Useful
                                                                              Lives In     December 31,
                                                                               Years           1997
                                                                           -------------  --------------
            Land.....................................................            -          $   66,710
            Building.................................................           15-31          405,323
            Leasehold improvements...................................           15-31           81,903
            Machinery and equipment..................................            5- 7        1,346,795
            Trucks and autos.........................................               5          298,226
            Furniture and fixtures...................................            5- 7           25,859
                                                                                            ----------
                                                                                             2,224,816
            Less- Accumulated depreciation...........................                         (574,735)
                                                                                            ----------
                                                                                            $1,650,081
                                                                                            ==========

          Accrued expenses consisted of the following:
                                                                                              December 31,
                                                                                                 1997
                                                                                              ------------
            Accrued compensation....................................................           $ 210,792
            Accrued income and payroll taxes........................................              93,477
            Accrued interest payable................................................              56,786
            Other...................................................................              31,478
                                                                                               ---------
                                                                                               $ 392,533
                                                                                               =========

5.   LONG-TERM DEBT:


          Long-term debt consisted of the following:
                                                                                              December 31,
                                                                                                  1997
                                                                                              ------------
       Secured Notes

       Note payable to bank, $350,000 face, collateralized by building and land, payable in monthly installments of $4,529 including interest,  bears interest  at the prime rate plus 0.5% (9.0% at December  31,  1997), matures with a final payment of remaining  interest and principal in
            2001.............................................................                 $   326,388

       Notes secured by property, equipment and autos, bears interest at fixed rates ranging from 7.9% to 12.0% and a variable rate of prime rate plus 2.0%
            (10.5% at December 31, 1997), due in varying monthly installments of
            $297 to $1,116 with maturity dates through 2002..................                     175,582

       Lines of Credit

       Note payable  under a  $500,000  revolving  line of  credit,  secured  by accounts  receivable and cash of VP, bears interest at 10.5% payable monthly,  with all outstanding  principal due in February 1998, paid
            in full, June 1998...............................................                     493,601

       Note payable  under  revolving  line of credit  limited  to the lesser of
            $500,000  or 75% of  accounts  receivable  under 60 days old of VWP, secured by accounts  receivable of VWP,  bears interest at the prime rate plus 0.5% (9.0% at December 31, 1997) payable monthly, with all outstanding  principal  due May 1998,  subject to  renewal,  paid in
            full, June 1998..................................................                     325,000

                                                                                               December 31,
                                                                                                   1997
                                                                                              --------------
       Note payable under a $2,000,000 revolving line of credit, secured by accounts receivable of VCP, bears interest at 10.75% payable monthly, with all outstanding principal due October 1998, subject to renewal.  Advances under the line of credit are limited to the face amount less all outstanding debt with the creditor.  Advances of approximately $334,000
            were available and unused at December 31, 1997........................              1,115,402

       Related-party Debt

       Unsecured notes payable to a related parties, bearing interest at rates
            ranging from 10.0% to 10.5%, principal callable.......................                978,963

       Unsecured payable to a related party, noninterest-bearing, principal payable
            on demand.............................................................                 74,707
                                                                                              --------------
                                                                                              $ 3,489,643
       Less- Current maturities...................................................             (3,058,109)
                                                                                              --------------
                                                                                              $   431,534
                                                                                              ==============

         The aggregate maturities of long-term debt as of December 31, 1997, are as follows:

              Year ending December 31,


              1998..............................................     $3,058,109
              1999..............................................         75,939
              2000..............................................         69,915
              2001..............................................        265,446
              2002..............................................         20,234
                                                                  -------------
                                                                     $3,489,643
                                                                  =============

6.   COMMITMENTS AND CONTINGENCIES:

Inventory Supply Commitment

         VCP entered into a letter of intent to produce and supply its largest customer, Modern Tool and Die ("MTD"), with certain inventory products for five years commencing August 1997. If performance standards (as defined under the letter of intent) are not met, MTD may terminate its purchase obligations.

Revenue Concentration

         For  the  year  ended   December  31,  1997,   the  Companies   derived
substantially all of their revenues from the three largest customers, and approximately 78 percent of revenues from MTD (see contingency above).

Lease Agreements

         The Companies lease factory and office facilities, equipment and autos used in operations under both operating and capital leases. Rent expense for the year ended December 31, 1997, was approximately $278,000. Future minimum annual rentals under the leases are as follows:

                                                                                   Operating      Capital
            Year Ending December 31,                                                 Leases       Leases
                                                                                 ------------- ------------
            1998..........................................................       $   377,950   $ 119,864
            1999..........................................................           348,854     119,419
            2000..........................................................           281,756      88,235
            2001..........................................................           203,226      30,937
            2002..........................................................           139,390           -
                                                                                 -----------   ---------
            Total minimum rental commitments..............................       $ 1,351,176     358,455
                                                                                 ===========
            Less- Amount representing interest expense....................                       (47,548)
                                                                                               ---------
            Present value of minimum lease payments.......................                       310,907
            Less- Current portion.........................................                       (93,283)
                                                                                               ---------
            Long-term capital lease obligations...........................                     $ 217,624
                                                                                               =========

7.   STOCKHOLDERS' AND MEMBERS' EQUITY:

         The capital structure of the combining companies consisted of the following:
                                                                                            December 31,
                                                                                                1997
                                                                                            ------------
            VP

            Common stock, $1 par value; 5,000 shares authorized,
                500 shares issued and outstanding...................................        $       500
            Additional paid-in capital..............................................             59,629
            Retained earnings.......................................................            672,948

            VCP

            Preferred stock, $1 par value; 1,000,000 shares authorized,
                none issued and outstanding.........................................        $         -
            Common stock, $1 par value; 5,000,000 shares authorized,
                750 shares issued and outstanding...................................                750
            Additional paid-in capital..............................................              2,412
            Accumulated deficit.....................................................           (484,818)

                                                                                            December 31,
                                                                                                1997
                                                                                            -----------
            VWP

            Common stock, $1 par value; 1,000,000 shares authorized, 518,000 shares
                issued, 412,000 shares outstanding..................................           $518,000
            Accumulated deficit.....................................................           (282,727)
            Treasury stock, 106,000 shares at cost..................................           (180,000)

            VWH

            Members' equity.........................................................           $449,973

During 1997, VWP distributed property, plant and equipment with a net book value of $443,185 to its shareholders. The same shareholders contributed such assets in exchange for issuance of members' equity in VWH.

8. SUBSEQUENT EVENTS:

Effective January 1, 1998, VP elected to convert to Subchapter S corporation status under the provisions of the Internal Revenue Code.

On June 17, 1998, the Companies merged with PalEx through the exchange of all of the Companies' outstanding common stock and ownership interests for cash and shares of PalEx common stock, pursuant to a definitive agreement.

SHIPSHEWANA PALLET CO., INC.

FINANCIAL STATEMENTS
AS OF OCTOBER 31, 1997
TOGETHER WITH AUDITORS' REPORT

           REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Shipshewnana Pallet Co., Inc.:

         We have audited the accompanying balance sheet of Shipshewana Pallet Co., Inc. (an Indiana corporation), as of October 31, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shipshewana Pallet Co., Inc., as of October 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP

Tampa, Florida
  July 23, 1998

                         SHIPSHEWANA PALLET CO., INC.
                                 BALANCE SHEET
                       (In thousands, except share data)

                                                                                                                  March 31,
                                                                                                   October 31,      1998
                                                                                                       1997      (Unaudited)
                                                                                                   -----------   -----------
                                               ASSETS

CURRENT ASSETS:
   Cash........................................................................................        $      5    $     (7)
   Accounts receivable, net of allowance of $4.................................................             457         483
   Inventories.................................................................................             898       1,468
   Prepaids and other current assets...........................................................              31           7
                                                                                                       --------    --------

                Total current assets...........................................................           1,391       1,951

PROPERTY AND EQUIPMENT, net....................................................................           1,444       1,527

OTHER ASSETS...................................................................................              36          36
                                                                                                       --------    --------

                Total assets...................................................................        $  2,871    $  3,514
                                                                                                       ========    ========

                                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Note payable................................................................................        $    100    $     --
   Line of credit..............................................................................             109         629
   Accounts payable............................................................................             152         226
   Accrued expenses............................................................................             232         183
   Notes payable to employees..................................................................              77          67
                                                                                                       --------    --------

                Total current liabilities......................................................             670       1,105
                                                                                                       --------    --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock, no par value; 35,000 shares authorized; 369 shares issued and 336
     shares outstanding........................................................................              59          59
   Retained earnings ..........................................................................           2,175       2,383
   Treasury stock; 33 shares, at cost..........................................................             (33)        (33)
                                                                                                       --------    --------

                Total stockholders' equity.....................................................           2,201       2,409
                                                                                                       --------    --------

                Total liabilities and stockholders' equity.....................................        $  2,871    $  3,514
                                                                                                       ========    ========

      The accompanying notes are an integral part of this balance sheet.

                         SHIPSHEWANA PALLET CO., INC.
                            STATEMENT OF OPERATIONS
                                (In thousands)

                                                                                          Year Ended       Five Months
                                                                                                              Ended
                                                                                         October 31,      March 31, 1998
                                                                                             1997          (Unaudited)
                                                                                         -----------      -------------
REVENUES                                                                                   $  6,046          $  2,538
COST OF GOODS SOLD                                                                            4,729             1,931
                                                                                           --------          --------
                   Gross profit                                                               1,317               607

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                                    744               324
                                                                                           --------          --------

                   Income from operations                                                       573               283
INTEREST EXPENSE                                                                                (36)              (14)
OTHER INCOME                                                                                      1                 1
                                                                                           --------          --------

NET INCOME                                                                                 $    538          $    270
                                                                                           ========          ========

  The accompanying notes are an integral part of these financial statements.

                         SHIPSHEWANA PALLET CO., INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                (In thousands)

                                                      Common         Retained         Treasury

                                                      Stock          Earnings           Stock
                                                      ------         --------           -----
BALANCE, October 31, 1996......................        $  59          $  2,037        $    (33)   $  2,063
   Distributions to stockholders...............            -              (400)              -        (400)
   Net income..................................            -               538               -         538
                                                       -----          --------        --------    --------
BALANCE, October 31, 1997......................        $  59          $  2,175        $    (33)   $  2,201
                                                       =====          ========        ========    ========

  The accompanying notes are an integral part of these financial statements.

                         SHIPSHEWANA PALLET CO., INC.
                            STATEMENT OF CASH FLOWS
                                (In thousands)

                                                                                               Year Ended       Five Months
                                                                                                                   Ended
                                                                                               October 31,     March 31, 1998
                                                                                                   1997        (Unaudited)
                                                                                               -----------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                                    $    538             $270
   Adjustments to reconcile net income to net cash provided by operating activities-
     Depreciation                                                                                     430              172
     Gain on sale of equipment                                                                         (1)              (2)
     Changes in assets and liabilities-
       Accounts receivable                                                                            (36)             (26)
       Inventories                                                                                   (265)            (570)
       Prepaid expenses and other current assets                                                       (5)              24
       Other assets                                                                                     5                -
       Accounts payable and accrued expenses                                                          (35)              25
                                                                                               -----------          -------

                           Net cash provided by (used in) operating activities                        631             (107)
                                                                                               -----------          -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of equipment                                                                      2                -
   Purchases of property and equipment                                                               (270)            (258)
                                                                                               -----------          -------

                           Net cash used in investing activities                                     (268)            (258)
                                                                                               -----------          -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net borrowings on line of credit                                                                   109              520
   Payments on note payable                                                                           (79)            (100)
   Proceeds from notes payable to employees                                                            59               13
   Payments on notes payable to employees                                                             (98)             (23)
   Distributions to stockholders                                                                     (400)             (62)
                                                                                               -----------          -------

                           Net cash (used in) provided by financing activities                       (409)             348
                                                                                               -----------          -------

DECREASE IN CASH                                                                                      (46)             (17)

CASH, beginning of period                                                                              51                5
                                                                                               -----------          -------

CASH, end of period                                                                              $      5             $(12)
                                                                                               ===========          =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                                        $     36             $ 19

  The accompanying notes are an integral part of these financial statements.

                         SHIPSHEWANA PALLET CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                                (In thousands)



1.   BUSINESS AND ORGANIZATION:

          Shipshewana Pallet Co., Inc. (the Company) is a sawmill producer of grade lumber and manufacturer of wooden pallets at its production facility in Shipshewana, Indiana. The Company sells primarily to customers engaged in the food processing, medical supplying, manufacturing and lumber distributing industries in the Midwestern United States.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Inventories

          Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out basis. The cost of finished goods inventory includes direct materials, direct labor and factory overhead.

Property and Equipment

          Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Depreciation is computed using both straight-line and accelerated methods.

          Expenditures for maintenance and repairs are charged to operating expenses as incurred. Additions and major replacements or betterments that increase capacity or extend useful lives are added to the cost of the asset. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in other income.

Income Taxes

          The Company has elected to report its earnings, under Subchapter "S" of the Internal Revenue Code. All income or loss is reported through the stockholders' personal tax returns. The tax returns and the amount of taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income or loss, the tax liabilities of the stockholders could be changed accordingly.

Revenue Recognition

          The Company recognizes revenue upon delivery of the product to the customer.

Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.   DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

          Property and equipment consist of the following:

                                                                                 Estimated
                                                                                   Useful
                                                                                   Lives          October 31,
                                                                                  in Years            1997
                                                                                  --------        ------------
               Buildings and improvements.................................          15-40             $    861
               Machinery and equipment....................................           5-10                3,366
               Transportation equipment...................................            4-7                  989
               Office furniture and equipment.............................           5-10                  120
                                                                                                      --------
                                                                                                         5,336
               Less- Accumulated depreciation.............................                              (3,892)
                                                                                                      --------

                                                                                                      $  1,444
                                                                                                      ========

         Allowance for doubtful accounts consists of the following:

                                                                                                  October 31,
                                                                                                     1997
                                                                                                  -----------
               Balance at beginning of year..............................................              $ 17
               Additions charged to costs and expenses...................................                10
               Deductions for uncollectible receivables written off......................               (23)
                                                                                                       ----

                                                                                                       $  4
                                                                                                       ====

         Inventory consists of the following:

                                                                                                  October 31,
                                                                                                     1997
                                                                                                  -----------
               Standing timber...........................................................            $  377
               Logs......................................................................               320
               Milled Lumber.............................................................               122
               Finished Goods............................................................                42
               Other.....................................................................                37
                                                                                                     ------

                                                                                                     $  898
                                                                                                     ======

         Accrued expenses consist of the following:

                                                                                                  October 31,
                                                                                                     1997
                                                                                                  -----------
               Accrued compensation and benefits.........................................           $   144
               Accrued property and withholding taxes....................................                86
               Other accrued expenses....................................................                 2
                                                                                                    -------

                                                                                                    $   232
                                                                                                    =======

4.   NOTE PAYABLE AND LINE OF CREDIT:

          The Company has a note payable (the Note) to First Source Bank (the Lender), which was renegotiated in April 1997, after which interest only payments are due monthly with the principal balance due December 1997. The Note bears interest at the prime rate plus one-half percent (9.0% as of October 31, 1997).

          The Company also has a $750 line of credit agreement (the Line) with the Lender that expires in February 1998. The Company had $641 in available credit under the Line as of October 31, 1997. The Line bears interest at the prime rate (8.5% as of October 31, 1997).

          The Note and the Line contain certain financial and non-financial covenants. The Company was in compliance with all covenants as of October 31, 1997. The Note and the Line are secured by the Company's accounts receivable, inventory, and equipment.

5.   NOTES PAYABLE TO EMPLOYEES:

          The Company has unsecured notes payable with a number of non-stockholder employees. These notes bear interest at one percent below the prime rate (7.5% as of October 31, 1997), have three-month terms and renew automatically.

6.   COMMITMENTS AND CONTINGENCIES:

Revenue Concentration

          The Company recognized approximately 57 percent of total revenues from its 10 largest customers for the year ended October 31, 1997. The Company recognized approximately 12 percent of total revenues from its largest customer during the year ended October 31, 1997. Effective February 1998, the Company ceased doing business with this customer. Management believes that loss of this customer is not expected to have a material impact on income from operations.

Litigation

          The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

Operating Lease Agreements

          The Company leases the land on which its production facility is located (the Land) from the Company's stockholders under a one-year term. Rental expense under this lease was approximately $62 for the year ended October 31, 1997.

7.   SUBSEQUENT EVENTS:

          On May 21, 1998, the Company sold all of its outstanding common stock to PalEx, Inc. (Palex) in exchange for cash and shares of Palex common stock (the Sale). In connection with the Sale, each of the Company's two previous stockholders entered into two-year employment agreements with Palex that provide for annual base salaries of $50. Additionally, Palex entered into an agreement to lease the Land from the previous stockholders for a four-year term (the New Lease), which terminated the existing lease. The New Lease contains similar terms as the existing lease.

                            ISAACSON LUMBER COMPANY

                             FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1997
                        TOGETHER WITH AUDITORS' REPORT

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Isaacson Lumber Company:

          We have audited the accompanying balance sheet of Isaacson Lumber Company (a Maine corporation), as of December 31, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Isaacson Lumber Company, as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP


Tampa, Florida
    August 7, 1998 (except with respect to
    the matter discussed in Note 9, as to
    which the date is August 31, 1998)

                            ISAACSON LUMBER COMPANY
                                 BALANCE SHEET
                       (In thousands, except share data)

                                                                                    December 31,    June 30,
                                                                                        1997         1998
                                                                                                  (unaudited)
                                                                                    ------------   --------
                                    ASSETS

CURRENT ASSETS:
   Cash.........................................................................        $      -    $   281
   Accounts receivable, net of allowance of $25.................................           1,115      1,479
   Inventories..................................................................             919        421
   Prepaid expenses and other current assets....................................              22         37
                                                                                        --------    -------

                Total current assets............................................           2,056      2,218

PROPERTY AND EQUIPMENT, net.....................................................           1,977      2,006
                                                                                        --------    -------

                Total assets....................................................        $  4,033    $ 4,224
                                                                                        ========    =======

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of notes payable..........................................        $    242        242
   Related party notes payable..................................................             771        765
   Accounts payable.............................................................             263        256
   Accrued expenses.............................................................               -         79
   Bank overdrafts..............................................................             164          -
   Pension obligation...........................................................              41         59
                                                                                        --------    -------

                Total current liabilities.......................................           1,481      1,401

NOTES PAYABLE, less current maturities                                                       669        666
                                                                                        --------    -------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock, $10 par value; 50,000 shares authorized, 33.335 shares issued
     and outstanding............................................................               -          -
   Additional paid-in-capital...................................................             435        435
   Retained earnings............................................................           1,448      1,722
                                                                                        --------    -------

                Total stockholders' equity......................................           1,883      2,157
                                                                                        --------    -------

                Total liabilities and stockholders' equity......................        $  4,033    $ 4,224
                                                                                        ========    =======

      The accompanying notes are an integral part of this balance sheet.

                            ISAACSON LUMBER COMPANY
                            STATEMENT OF OPERATIONS
                                (In thousands)

                                                                                  Year Ended     Six Months Ended
                                                                                                   June 30, 1998
                                                                                  December 31,      (unaudited)
                                                                                      1997
                                                                                  ------------   --------------
REVENUES                                                                              $ 12,491         $ $6,845

COST OF GOODS SOLD                                                                       9,028            4,728
                                                                                      --------         --------

                   Gross profit                                                          3,463            2,117

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                             2,228            1,235
                                                                                      --------         --------

                   Income from operations                                                1,235              882

INTEREST EXPENSE, net                                                                     (140)             (84)
                                                                                      --------         --------

NET INCOME                                                                            $  1,095         $    798
                                                                                      ========         ========

   The accompanying notes are an integral part of this financial statement.

                            ISAACSON LUMBER COMPANY
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                (In thousands)

                                                      Common        Additional        Retained
                                                      Stock       Paid-in-Capital     Earnings      Total
                                                    --------     -----------------    --------     --------
BALANCE, December 31, 1996.....................     $      -        $       435       $ 1,018      $  1,453
   Distributions to stockholders..........                 -                  -          (665)         (665)
   Net income..................................            -                  -         1,095         1,095
                                                    --------        -----------       --------     --------

BALANCE, December 31, 1997.....................     $      -        $       435       $ 1,448      $  1,883
                                                    ========        ===========       ========     ========

   The accompanying notes are an integral part of this financial statement.

                            ISAACSON LUMBER COMPANY
                            STATEMENT OF CASH FLOWS
                                (In thousands)

                                                                                                    Year Ended     Six Months Ended
                                                                                                    December 31,    June 30, 1998
                                                                                                       1997         (unaudited)
                                                                                                    ------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                                        $  1,095           $   798
   Adjustments to reconcile net income to net cash provided by operating activities-
     Depreciation                                                                                         293               184
     Changes in assets and liabilities-
       Accounts receivable                                                                               (211)             (364)
       Inventories                                                                                        (92)              498
       Prepaid expenses and other current assets                                                           (1)              (15)
       Accounts payable                                                                                    55                (7)
       Bank overdrafts                                                                                    (47)             (164)
       Accrued expenses                                                                                   (28)               79
       Pension obligation                                                                                 (38)               18
                                                                                                     ---------          --------

                           Net cash provided by operating activities                                    1,026             1,027
                                                                                                     ---------          --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                                   (655)             (213)
                                                                                                     ---------          --------

                           Net cash used in investing activities                                         (655)             (213)
                                                                                                     ---------          --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on related party notes payable                                                                 (8)               (6)
   Proceeds from issuance of notes payable                                                                546               148
   Payments on notes payable                                                                             (244)             (151)
   Distributions to stockholders                                                                         (665)             (524)
                                                                                                     ---------          --------

                           Net cash used in financing activities                                         (371)             (533)
                                                                                                     ---------          --------

CHANGE IN CASH                                                                                              -               281

CASH, beginning of period                                                                                   -                 -
                                                                                                     ---------          --------

CASH, end of period                                                                                  $      -           $   281
                                                                                                     =========          ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                                            $    148           $    62

 The accompanying notes are an integral part of this financial statement.

                            ISAACSON LUMBER COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                                (In thousands)



1.  BUSINESS AND ORGANIZATION:

         Isaacson Lumber Company (the Company) is a sawmill manufacturer of wooden pallets and producer of grade lumber at its production facility in Livermore Falls, Maine. The Company sells primarily to customers engaged in the plastics, food and beverage, consumer goods and lumber distribution industries in the Northeastern United States, which together represented 42 percent of the Company's revenues for the year ended December 31, 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Inventories

         Logs and supply inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out basis. The cost of precut lumber and finished goods inventory includes direct materials, direct labor and factory overhead.

Property and Equipment

         Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Depreciation is computed using both straight-line and accelerated methods.

         Expenditures for maintenance and repairs are charged to operating expenses as incurred. Additions and major replacements or betterments that increase capacity or extend useful lives are added to the cost of the asset. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in other income.

Income Taxes

         The Company has elected to report its earnings under Subchapter "S" of the Internal Revenue Code. All income or loss is reported through the stockholders' personal tax returns. The tax returns and the amount of taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income or loss, the tax liabilities of the stockholders could be changed accordingly.

Revenue Recognition

         The Company recognizes revenue upon delivery of the product to the customer.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Property and equipment consist of the following:

                                                                   Estimated
                                                                     Useful
                                                                     Lives          December 31,
                                                                    in Years            1997
                                                                   ---------        -----------
          Land...........................................                -          $      255
          Buildings and improvements.....................            18-39                 557
          Machinery and equipment........................             7-15               2,587
          Transportation equipment.......................                5                 860
          Office furniture and equipment.................                5                  30
                                                                                    ----------
                                                                                         4,289
          Less- Accumulated depreciation.................                               (2,312)
                                                                                    ----------

                                                                                    $    1,977
                                                                                    ==========
     Inventory consists of the following:

                                                                                    December 31,
                                                                                        1997
                                                                                    -----------
          Logs.......................................................               $      812
          Pre-cut lumber.............................................                       32
          Finished Goods.............................................                       42
          Supplies...................................................                       33
                                                                                    ----------

                                                                                    $      919
                                                                                    ==========

4.  NOTES PAYABLE:

         The Company has notes payable to Livermore Falls Trust (the Lender) and vehicle notes payable to other financing institutions (collectively, the Notes), under which interest and principal payments are due monthly. The Notes bear interest at rates ranging from 8.55 percent to 9.25 percent. The Notes are secured by the Company's property and equipment. The Company's stockholders have also guaranteed payment of the Notes.

       Maturities of the Notes in the years subsequent to 1997 are:

               Year ending December 31-

               1998....................................     $  242
               1999....................................        271
               2000....................................        291
               2001....................................         11
               2002....................................          7
               Thereafter..............................         89
                                                            ------

                                                            $  911
                                                            ======

5.  RELATED PARTY NOTES PAYABLE:

       The Company has unsecured notes payable with a number of non-stockholder employees. These notes bear interest at rates ranging from 9.0 percent to 9.43 percent and are due on demand.

6.  LINE OF CREDIT

       The Company has a $750 line of credit (the Line) with the Lender, which expires on June 30 of each year and is renewable annually by the Lender. The Line accrues interest on the outstanding balance at a variable rate (9.75 percent at December 31, 1997). No amounts were drawn on the Line as of December 31, 1997.

7.  COMMITMENTS AND CONTINGENCIES:

Litigation

       The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

Operating Lease Agreements

       The Company leases property and equipment on a year-to-year basis. Rental expense under these leases was approximately $28 for the year ended December 31, 1997.

8.  EMPLOYEE RETIREMENT PLAN:

       The Company sponsors a noncontributory defined benefit pension plan (the
Plan) covering substantially all employees. The Plan provides retirement benefits for employees based generally on years of service and compensation during active employment. The funding of the Plan is determined in accordance with statutory funding requirements.

       The components of net periodic pension cost for the Plan are as follows for the year ended December 31, 1997:

    Service cost of benefits earned during the period            $ 24
    Interest cost of projected benefit obligation                  58
    Actual return on assets                                       (56)
    Net amortization and deferral                                  19
                                                                 ----
               Net periodic pension cost                         $ 45
                                                                 ----

       The amounts included in the accompanying balance sheet were based on the funded status of the Plan as of December 31, 1997:

    Benefit obligations-
        Vested benefits                                          $ 713
        Nonvested benefits                                          15
                                                                 -----
    Accumulated benefit obligation                                 728
    Effect of projected compensation increases                     176
                                                                 -----
    Projected benefit obligation                                   904
    Plan assets at fair value                                      687
                                                                 -----
    Projected benefit obligation in excess of plan assets          217
    Unrecognized net gain                                           14
    Unrecognized net transition obligation                        (264)
    Minimum pension obligation                                      74
                                                                 -----
               Net pension obligation                            $  41
                                                                 =====

       The projected benefit obligation as of December 31, 1997 was determined using an assumed discount rate of 7.0 percent and assumed compensation increases of 5.5 percent. The assumed long-term rate of return on Plan assets was 9.0 percent as of December 31, 1997. Plan assets consist principally of interests in debt and equity mutual funds.

9.  SUBSEQUENT EVENT:

       On August 31, 1998, the Company sold all of its outstanding common stock to PalEx, Inc. (Palex) in exchange for cash and shares of Palex common stock (the Sale). In connection with the Sale, three of the Company's previous shareholders entered into employment agreements with Palex.

                             CHARLOTTE STEEL DRUM
                                  CORPORATION

                         AUDITED FINANCIAL STATEMENTS

                                August 31, 1998

                         INDEPENDENT AUDITOR'S REPORT


Board of Directors
Charlotte Steel Drum Corporation
Charlotte, North Carolina


We have audited the accompanying balance sheets of Charlotte Steel Drum Corporation as of August 31, 1998 and 1997, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charlotte Steel Drum Corporation as of August 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ McLean, Koehler, Sparks & Hammond

September 17, 1998

CHARLOTTE STEEL DRUM CORPORATION

BALANCE SHEETS

August 31,                                                           1998                  1997
                                                             -----------------     -----------------
ASSETS

Current Assets:
  Cash                                                        $         97,106     $         162,502
  Accounts receivable                                                  454,834               492,701
  Inventories                                                          125,783                99,928
  Prepaid expenses                                                       6,360                 7,024
  Refundable income taxes                                                    -                 7,491
                                                             -----------------     -----------------

      Total current assets                                             684,083               769,646
                                                             -----------------     -----------------

Property, Plant and Equipment, at cost:
  Land                                                                  47,304                47,304
  Land improvements                                                    221,864               221,864
  Building                                                             125,000               125,000
  Building improvements                                                 80,886                48,884
  Machinery and equipment                                              861,768               889,640
  Burner                                                               438,851               434,452
  Automotive equipment                                                 906,523               893,526
  Furniture and fixtures                                                17,009                27,130
                                                             -----------------     -----------------
      Total                                                          2,699,205             2,687,800
  Less accumulated depreciation                                      1,874,627             1,680,371
                                                             -----------------     -----------------
      Net property, plant and equipment                                824,578             1,007,429
                                                             -----------------     -----------------

Other Assets:
  Note receivable - affiliate                                           86,715                     -
  Cash surrender value of life insurance policies,
      cumulative face value of $2,950,000                               68,070                50,126
  Deposits                                                              10,800                10,800
                                                             -----------------     -----------------
      Total other assets                                               165,585                60,926
                                                             -----------------     -----------------

TOTAL ASSETS                                                  $      1,674,246     $       1,838,001
                                                             =================     =================


                                                                     1998                  1997
                                                             -----------------     -----------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Bank line of credit                                         $        142,228     $          57,039
  Current maturities of long-term debt                                  79,552                73,014
  Trade accounts payable                                               182,416               241,803
  Payroll and payroll taxes                                             45,046               147,612
  Accrued expenses                                                       6,745                 8,796
  Income tax payable                                                     6,724                     -
  Retirement plan contribution                                               -               100,000
                                                             -----------------     -----------------

      Total current liabilities                                        462,711               628,264

Long-Term Debt                                                         180,895               260,466
                                                             -----------------     -----------------

      Total Liabilities                                                643,606               888,730

Stockholders' Equity:
  Common stock - no par, non-convertible,
    non-voting; Authorized 1,000 shares;
    Issued and outstanding - 30 shares                                     670                   670
  Preferred stock
    Class A - Voting, par value $100 per
      share; Authorized, issued and outstanding -
      3 shares                                                             300                   300
  Retained earnings                                                  1,029,670               948,301
                                                             -----------------     -----------------

      Total stockholders' equity                                     1,030,640               949,271
                                                             -----------------     -----------------



Total Liabilities and Stockholders' Equity                    $      1,674,246     $       1,838,001
                                                             =================     =================

The notes to financial statements are an integral part of these statements.

                                                                     1998                  1997
                                                             -----------------     -----------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Bank line of credit                                         $        142,228     $          57,039
  Current maturities of long-term debt                                  79,552                73,014
  Trade accounts payable                                               182,416               241,803
  Payroll and payroll taxes                                             45,046               147,612
  Accrued expenses                                                       6,745                 8,796
  Income tax payable                                                     6,724                     -
  Retirement plan contribution                                               -               100,000
                                                             -----------------     -----------------

      Total current liabilities                                        462,711               628,264

Long-Term Debt                                                         180,895               260,466
                                                             -----------------     -----------------

      Total Liabilities                                                643,606               888,730

Stockholders' Equity:
  Common stock - no par, non-convertible,
    non-voting; Authorized 1,000 shares;
    Issued and outstanding - 30 shares                                     670                   670
  Preferred stock
    Class A - Voting, par value $100 per
      share; Authorized, issued and outstanding -
      3 shares                                                             300                   300
  Retained earnings                                                  1,029,670               948,301
                                                             -----------------     -----------------

      Total stockholders' equity                                     1,030,640               949,271
                                                             -----------------     -----------------



Total Liabilities and Stockholders' Equity                    $      1,674,246     $       1,838,001
                                                             =================     =================

The notes to financial statements are an integral part of these statements.

CHARLOTTE STEEL DRUM CORPORATION

Statements of Income and Retained Earnings

For the years ended August 31,                                      1998                 1997
                                                            ------------------   ------------------
INCOME

  Net sales                                                 $       4,478,635    $       4,279,464

  Cost of goods sold                                                3,893,821            3,664,710
                                                            ------------------   -----------------

  Gross profit                                                        584,814              614,754
                                                            ------------------   -----------------

  Other income and expenses:
    Selling, general and administrative expenses                      559,065              427,526
    Profit-sharing contribution                                             -              100,000
    Interest expense                                                   30,866               31,159
    Other income                                                     (129,286)             (59,856)
                                                            ------------------   -----------------
      Net other income and expenses                                   460,645              498,829
                                                            ------------------   -----------------

  Income before income taxes                                          124,169              115,925

  Federal and state income tax - current                               42,800               36,400
                                                            ------------------   -----------------

  Net income                                                $          81,369    $          79,525
                                                            ==================   =================

RETAINED EARNINGS

  Retained earnings, beginning of year                      $         948,301    $         868,776

  Net income                                                           81,369               79,525
                                                            ------------------   -----------------

  Retained earnings, end of year                            $       1,029,670    $         948,301
                                                            ==================   =================

The notes to financial statements are an integral part of these statements

CHARLOTTE STEEL DRUM CORPORATION

Statements of Cash Flows

For the years ended August 31,                                         1998                 1997
                                                                ----------------      ----------------
Cash Flows From Operating Activities:
  Net income                                                    $        81,369       $        79,525
  Adjustments to reconcile net income to cash
    provided by operations:
    Depreciation                                                        250,658               218,209
    Loss on disposal of equipment                                         4,037                31,579
    (Increase) / decrease in:
       Accounts receivable                                               50,542              (108,577)
       Inventories                                                      (25,855)                8,609
       Prepaid expenses                                                     664                (5,024)
       Income taxes                                                      14,215                (7,011)
       Cash value of life insurance                                     (17,944)              (22,391)
    Increase / (decrease) in:
      Accounts payable                                                  (59,387)               47,315
      Payroll and payroll taxes                                        (102,566)               42,572
      Accrued expenses                                                   (2,051)                2,569
      Accrued retirement plan contribution                             (100,000)              100,000
                                                                ---------------       ---------------
Net cash provided by operating activities                                93,682               387,375
                                                                ---------------       ---------------

Cash Flows From Investing Activities:
  Purchase of property and equipment                                    (71,845)             (423,377)
  Loan to affiliate, net repayments of $10,610                          (99,390)                    -
                                                                ---------------       ---------------
Net cash used in investing activities                                  (171,235)             (423,377)
                                                                ---------------       ---------------

Cash Flows From Financing Activities:
  Proceeds from short-term borrowings                                   115,000                30,500
  Principal payments on short-term borrowings                           (29,810)              (57,860)
  Proceeds from long-term borrowings                                          -               250,000
  Principal payments on long-term borrowings                            (73,033)              (99,156)
                                                                ----------------      ---------------
Net cash provided by financing activities                                12,157               123,484
                                                                ----------------      ---------------

Net increase (decrease) in cash                                         (65,396)               87,482
  Cash, beginning of year                                               162,502                75,020
                                                                ---------------       ---------------
  Cash, end of year                                             $        97,106       $       162,502
                                                                ===============       ===============

  The notes to financial statements are an integral part of these statements.

CHARLOTTE STEEL DRUM CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the years ended August 31, 1998 and 1997

1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business Operations
     -----------------------------

     Charlotte Steel Drum Corporation provides reconditioned steel drums through responsible container management for various industries including textile chemicals, foods, and paints and stains in the southeastern United States.

     Cash and Cash Equivalents
     -------------------------

     The Company considers cash on hand, deposits in banks, certificates of deposit maturing in 90 days or less and short-term marketable securities as cash and cash equivalents for the purposes of the statement of cash flows.

     Inventories
     -----------

     Inventories consist primarily of used steel drums and new drum parts and accessories which are priced at the lower of first-in, first-out cost or market.

     Property, Plant and Equipment
     -----------------------------

     Major renewals and betterments are charged to property accounts; replacements, maintenance and repairs which do not improve or extend the useful life of the respective assets are charged to operations.

     Depreciation is provided by a combination of straight-line and accelerated methods over the estimated useful lives of the respective assets, ranging from five to fifteen years, except for the building structure, with an estimated useful life of 20 years.

     Profit or loss on disposition of assets is credited or charged to operations and related asset costs and accumulated depreciation are removed from the respective accounts.

     Income Taxes
     ------------

     Income taxes are provided on all income and expense items included in the statements of income, giving effect to those items representing a permanent difference between pretax accounting income and taxable income.

     Deferred income taxes are accounted for using the liability method whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities (i.e., temporary differences) and are measured using enacted tax rates.

     Estimates
     ---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   BANK LINE OF CREDIT

     The Company has a bank line of credit totaling $200,000. Interest is due monthly at prime plus .5% and the line is collateralized by inventory and accounts receivable. The balance outstanding was $142,228 and $57,039 at August 31, 1998 and 1997, respectively.

3.   LONG-TERM DEBT

     Long-term debt consisted of an equipment installment note, with monthly payments of $8,220 including interest at 8.5% to August, 2001. The note is secured by a blanket lien on machinery, equipment, inventories and accounts receivable. The balance at August 31, 1998 and 1997 was $260,447 and $333,480, respectively.

     Aggregate maturities under the above notes for the years subsequent to August 31, 1998 are as follows:

                              1999                     $  79,552
                              2000                        86,584
                              2001                        94,311
                                                       ---------

                                                       $ 260,447
                                                       =========

4.   COMMITMENTS AND RELATED PARTY TRANSACTIONS

     Operating Leases
     ----------------

     The Company leases a lot for drum storage on a month to month basis for $230 per month. In April 1995, the Company entered into an equipment operating lease through April 1997. Total rental expense under all leases, including those on a month to month renewal basis, for the year ended August 31, 1997 amounted to approximately $8,000.

     Effective October 1, 1997, the Company entered into a long-term lease agreement through September 30, 2007 with Rocky LLC, a limited liability company owned by the shareholders of Charlotte Steel Drum Corporation. Under terms of the agreement, the Company will lease the buildings and land adjacent to the current plant for $7,000 a month. The Company is responsible for all expenses associated with the property. At closing on the property, the Company loaned the LLC $110,000 under terms of a 7 year note at 9.5%. The balance of the note receivable - affiliate at August 31, 1998 was $99,390, represented by the current portion of $12,675 in current accounts receivable.

     At August 31, 1998, the future minimum lease payments were $84,000 annually through 2007.

     Retirement and Profit-Sharing Plan
     ----------------------------------

     The Company has a profit-sharing plan covering substantially all of its employees with one or more years of continuous service. Contributions totaled $0 and $100,000 for the years ended August 31, 1998 and 1997. Contributions to the profit-sharing plan are discretionary and are limited to 15% of the compensation of participating employees.

5.   SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental cash flow information for the years ended August 31 is as follows:

                                                     1998           1997
                                                  ---------      ---------
          Cash payments for interest              $  39,646      $  30,198

          Income taxes paid                       $  29,530      $  44,600

6.   STOCK REDEMPTION AGREEMENT AND COMMITMENT

     The Company has in effect an agreement with its three shareholders whereby upon death or disability, the Company would be required to purchase the shares of such shareholder at amounts and on such terms as defined in the agreement. The Company currently carries insurance coverage on the shareholders' lives sufficient to satisfy the potential liability for the repurchase of shares in the event of a shareholder's death. Disability insurance is not carried to cover the possible commitment.

7.   CONCENTRATION OF CREDIT RISK

          Financial instruments which potentially subject the Company to concentrations of credit risk consist of a checking account with a financial institution in North Carolina that exceeds the FDIC insurance coverage levels. The Company believes there is minimal credit risk relative to its cash and cash equivalents.

8.   SALE OF THE COMPANY

     The Company signed a letter of intent in June, 1998 to sell the company and related affilated entity to a publicaly traded company consolidating the container industry. The transaction will be structured as a merger / reorganization under Section 368 of the Internal Revenue Code. Negotiations continue at release date of the financial statements.

                         PALEX, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma consolidated statements of income include the supplemental consolidated financial statements as previously filed in Form 8-K/A with the Commission on April 28, 1998 for the year ended December 28, 1997. The unaudited pro forma consolidated financial statements give effect to the acquisitions by PalEx, Inc. ("PalEx" or the "Company") of Fraser Industries, Inc. ("Fraser"), Ridge Pallets, Inc. ("Ridge") and Interstate Pallet Company, Inc. ("Interstate") (together, the "Founding Companies"). These acquisitions (the "Founding Company Acquisitions") occurred simultaneously with the closing of PalEx's initial public offering (the "Offering") on March 25, 1997, and are accounted for using the purchase method of accounting. Fraser, one of the Founding Companies, has been identified as the accounting acquiror for financial statement presentation purposes. During the third and fourth quarters of 1997, PalEx acquired five additional manufacturers of wooden pallets, four of which were accounted for using the pooling-of- interests method of accounting (the "Pooled Companies"). The fifth company, Summers Pallet Manufacturing, Inc. ("Summers") was accounted for as a purchase.

     Through October 23, 1998, the Company has acquired 18 additional companies, 4 of which, Acme Barrel Company, Inc. ("Acme"), Drum Service Co. of Florida ("DSF"), Consolidated Container Corporation ("CCC") and Western Container, Limited Liability Company ("Western"), were accounted for as poolings-of-interests (the "1998 Pooled Companies"). The other 14 companies, Consolidated Drum Reconditioning, Inc. ("CDR"), American Pallet Recyclers, Inc. ("APR"), Capital Pallet, Incorporated ("Capital"), Pallet Outlet Company, Inc. ("POC"), Southern Pallets, Inc. ("Southern"), Shipshewana Pallet Co., Inc. ("Shipshewana"), Gilbert Lumber Inc. ("Gilbert"), Valley Pallets, Inc. ("Valley"), Duckert Pallet Co., Inc. ("Duckert"), Continental Associated Investments ("Continental"), Isaacson Lumber Company (Isaacson), McCook Drum & Barrel Co., Inc. ("McCook"), SMG Corporation ("SMG") and Charlotte Steel Drum Corporation ("Charlotte") were accounted for as purchases (the "1998 Purchased Companies" and, together with Summers, the "Purchased Companies"). Seven of the 18 companies acquired after fiscal 1997 and through October 23, 1998 are engaged in the reconditioning and rebuilding of industrial steel containers. SMG is engaged in the rental of pallets in Canada.

The accompanying unaudited pro forma consolidated statements of income present Fraser and the other Founding Companies combined with the Pooled Companies, Summers, the 1998 Pooled Companies, and the Purchased Companies as if they had occurred on January 1, 1997. All significant intercompany transactions have been eliminated.

The Company has preliminarily analyzed the savings that it expects to be realized by consolidating certain operational and general and administrative functions. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to the Company's new management. However, these costs, like the savings they offset, cannot be quantified accurately. Neither the anticipated savings nor the anticipated costs have been included in the proforma statements of income of PalEx.

The proforma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data does not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred on those dates or to project the Company's results of operations for any future period. Since the Founding Companies, Pooled Companies, 1998 Pooled Companies and Purchased Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma consolidated balance sheet and statement of income should be read in conjunction with the Company's supplemental consolidated financial statements.

                          PALEX, INC AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     For the Year Ended December 28, 1997
                (In thousands, except share and per share date)

                                        Supplemental      Total
                                         Financial       Purchase      Pro Forma
                                         Statements    Acquisitions   Adjustments    Pro Forma
                                                         (Note 1)      (Note 2)
REVENUES                                 $  222,993     $  154,774                   $   377,767

COST OF GOODS SOLD                          188,084        117,766                       305,850
                                        --------------------------------------------------------
  Gross Profit                               34,909         37,008           -            71,917

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                    21,155         21,128      (8,099)  [a]      34,184
                                                                                               -
GOODWILL AMORTIZATION                           593              -       3,559   [b]       4,152
                                        --------------------------------------------------------

  Income from operations                     13,161         15,880       4,540            33,581

INTEREST EXPENSE                             (1,722)        (3,093)     (4,995)  [c]      (9,153)
                                                                           657   [d]
OTHER INCOME (EXPENSE), NET                     (95)        (2,143)                       (2,238)
                                        --------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES            11,344         10,644         202            22,190

PROVISION FOR INCOME TAXES                    4,704                      4,498   [e]       9,202
                                        --------------------------------------------------------
NET INCOME (LOSS)                        $    6,640     $   10,644     $(4,296)      $    12,988
                                        ========================================================

Net income per share - diluted                                                       $      0.63  [f]
                                                                                     ===========
Shares used in computing net income
  per share - diluted                                                                 20,625,703  [g]
                                                                                     ===========

   The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements

                         PALEX, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  For the nine months ended September 27,1998
              (In thousands, except for share and per share data)

                                                                            Total
                                                        As Previously      Purchase       Pro Forma
                                                           Reported      Acquisitions    Adjustments             Pro Forma
                                                                           (Note 1)       (Note 2)
   REVENUES                                             $     230,244    $     59,687    $      -            $    289,931

   COST OF GOODS SOLD                                         186,499          46,587           -                 233,086

   INVENTORY VALUATION ADJUST                                   1,679             -             -                   1,679
                                                        -------------------------------------------------------------------

   Gross Profit                                                42,066          13,100           -                  55,166

   SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES                                   24,109          10,115        (1,097)  [a]          33,127

   POOLING EXPENSES                                             1,841             -          (1,841)  [a]             -

   COMPENSATION DIFFERENTIAL                                    1,062             -          (1,062)  [a]             -

   GOODWILL AMORTIZATION                                        1,843             -           1,255   [b]           3,098

   RESTRUCTURING EXPENSE                                        2,404             -             -                   2,404

   PLANT CLOSURE COSTS AND ASSET
     ABANDONMENT LOSS                                           1,369             -             -                   1,369
                                                        -------------------------------------------------------------------

     Income from operations                                     9,438           2,985         2,745                15,168

   INTEREST EXPENSE                                            (5,320)           (776)       (2,326)  [c]          (8,129)
                                                                                                293   [d]
   OTHER INCOME (EXPENSE), NET                                    273             (14)          -                     259
                                                        -------------------------------------------------------------------

   INCOME BEFORE PROVISION
     FOR INCOME TAXES                                           4,391           2,195           712                 7,298

   PROVISION FOR INCOME TAXES                                   1,885             -           1,248   [e]           3,133
                                                        -------------------------------------------------------------------
   NET INCOME (LOSS)                                    $       2,506    $      2,195    $     (536)         $      4,165
                                                        ===================================================================

   Net income per share - diluted                                                                            $       0.20  [f]
                                                                                                             ==============

   Shares used in computing net
     income per share - diluted                                                                                20,662,695  [g]
                                                                                                             ==============


        The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements

                         PALEX, INC., AND SUBSIDIARIES
              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                                  STATEMENTS



1.   TOTAL PURCHASE ACQUISITIONS

     The total purchase acquisitions reflected in the unaudited pro forma consolidated statements of income include the operations of Ridge, Interstate and the Purchased Companies from the beginning of the period presented through their respective acquisition dates.

2.   UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME ADJUSTMENTS:

a. Adjusts compensation to the level the owners of the Founding, Pooled, 1998 Pooled and Purchased Companies have agreed to receive as a result of the acquisitions, revisions of certain lease agreements between certain stockholders and the Company as a result of the purchase by the Company of the related assets and pooling expenses incurred in conjunction with the Pooled and 1998 Pooled Companies.

b.   Reflects amortization of goodwill using a 30-year estimated life.

c. Reflects the increase in interest expense attributed to incremental borrowings.

d. Reflects the reduction in interest expense attributed to obligations retired.

e. Reflects the incremental provision for federal and state income taxes relating to the other income statement adjustments and for income taxes on the Founding Companies S Corporation income.

f. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share." The Company adopted SFAS No. 128 for the year ended December 28, 1997. SFAS No. 128 simplifies the standards required under current accounting rules for computing earnings per share and replaces the presentation of primary net income per share and fully diluted net income per share with a presentation of basic net income per share ("Net income per share") and diluted net income per share ("Net income per share - diluted"). Net income per share excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Net income per share - diluted reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. Net income per share - diluted is computed similarly to fully diluted net income per share under previous accounting rules.

g. Includes for December 28, 1997 (i) 1,071,389 shares issued by PalEx prior to the Offering, (ii) 3,160,742 shares issued to the stockholders of the Pooled Companies, (iii) 5,910,000 shares issued to the stockholders of the Founding Companies in connections with the acquisitions, (iv) 142,500 shares issued to satisfy the obligations of the Founding Companies to their respective profit-sharing plans, (v) 3,000,000 shares issued in connection with the Offering, (vi) 285,675 shares issued in connection with the purchase of Summers, (vii) 3,624,215 shares issued to the stockholders of the 1998 Pooled Companies,
(viii) 2,593,930 shares issued in connection with the purchase of the 1998 Purchased Companies, (ix) 6,500 shares issued in accordance with option agreements with key employees, (x) the weighted average portion of 450,000 shares sold pursuant to the overallotment option and (xi) the effect, using the treasury stock method, of option shares granted to management, directors and key employees (380,752 shares for the year ended December 28, 1997 and 417,744 shares for the nine months ended September 27, 1998).